UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

VAPORIN, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-55132	45-5215796
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4400 Biscayne Boulevard
Miami, FL 33137
(Address of Principal Executive Office) (Zip Code)

(305) 576-9298
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 29, 2015, Vaporin, Inc. (the “Company”) was issued a $350,000 note by Vapor Corp. (“Borrower”) in consideration for a loan of $350,000.  The note accrues interest on the outstanding principal at an annual rate of 12%. The principal and accrued interest on the note is due and payable on January 29, 2016 (the “Maturity Date”).  If the merger between the Company and the Borrower (“Merger”) does not close by May 31, 2015 (the “End Date”), the Maturity Date will accelerate and become due June 1, 2015.   Additionally, if the Merger does not close by the End Date or in the event of a default by the Borrower, the note will be convertible into the Borrower’s common stock at 85% of the Borrower’s closing price on May 29, 2015.  If the merger closes prior to the End Date, the note shall not be convertible.  The note shall not be convertible until such time as the Nasdaq Stock Market (“Nasdaq”) approves the issuance of the shares underlying the note.

By February 28, 2015, the Borrower is required to submit a Listing of Additional Shares notification form with Nasdaq and take other actions required by Nasdaq in order to receive approval of the issuance of the shares underlying the note.  Additionally, if required by Nasdaq, the Borrower shall use its best efforts to receive shareholder approval of the issuance of shares underlying the note prior to the End Date.  The number of shares convertible under the note is limited to 19.99% of the Borrower’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: February 3, 2015	By: /s/ James Martin
Name:  James Martin
Title:    Chief Financial Officer